Exhibit 99.1

Esports Technologies Odds Modeling and Wagering Technology to Integrate with Aspire Global’s Platform

Esports Technologies Signs Strategic Deal with Aspire Global

LAS VEGAS, September 20, 2021 – Esports Technologies, Inc. (Nasdaq: EBET), a leading global provider of advanced esports wagering products and technology, announced today a strategic license agreement with Aspire Global (STO: ASPIRE) to integrate Esports Technologies proprietary odds modeling, market creation and trading feed into Aspire’s esports platform. Through this agreement, Esports Technologies will have access to Aspire’s range of offerings and managed services.

Aspire Global is a leading B2B-provider of iGaming solutions, comprising a robust technical platform, proprietary casino games, a proprietary sportsbook, and a game aggregator. Aspire also operates several B2C brands, including Karamba, the premier showcase of its B2B offering.

Tsachi Maimon, Aspire Global’s CEO, said, “We are happy to welcome Esports Technologies as an esports partner. We look forward to providing the esports proprietary solutions for iGaming operators. We are also thrilled to integrate Esports Technologies groundbreaking and engaging wagering products on our platform.”

Bart Barden, COO, Esports Technologies, said, “We are at an exciting rapid growth phase, expanding our business across multiple markets and service offerings. When executing on our plan to expand our presence in key markets, Esports Technologies searched for a solution that would allow us to further differentiate ourselves in our goal of becoming a leader in esports wagering and technology. In Aspire Global, we have found a long-term partner that meets our high demands.”

About Esports Technologies

Esports Technologies is developing groundbreaking and engaging wagering products for esports fans and bettors around the world. Esports Technologies is one of the leading global providers of esports product, platform and marketing solutions. The company operates a licensed online gambling platform, gogawi.com, that offers real money betting on esports events and professional sports from around the world in a secure environment. The company is developing esports predictive gaming technologies that allow distribution to both customers and business partners.

For more information, visit: https://esportstechnologies.com.

Forward-Looking Statements: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statements include, without limitation, the Company’s ability to successfully integrate its wagering products with Aspire’s platform. These statements relate to future events, future expectations, plans and prospects. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in the “Risk Factors” section of the Company’s final prospectus, which was filed with the Securities and Exchange Commission on April 16, 2021, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.